As filed with the Securities and Exchange Commission on July 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Verano Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	98-1583243
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

415 North Dearborn Street, 4th Floor

Chicago, Illinois 60654

(312) 265-0730

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Darren Weiss
President

415 North Dearborn Street, 4th Floor

Chicago, Illinois 60654

(312) 265-0730

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 7, 2023

PROSPECTUS

$1,000,000,000

Verano Holdings Corp.

Class A Subordinate Voting Shares
Debt Securities

Warrants
Rights

Units

From time to time, we may offer up to an aggregate of $1,000,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide a supplement to this prospectus that contains specific information about that offering, as well the amounts, prices and terms of the securities offered.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein, before you invest in any of the securities being offered.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

This prospectus may not be used to offer or consummate a sale of any securities unless accompanied by a prospectus supplement.

Our Class A subordinate voting shares, no par value (“Subordinate Voting Shares”) are listed on the Canadian Securities Exchange (the “CSE”) under the symbol “VRNO”. On July 5, 2023, the last reported sale price of our Subordinate Voting Shares on the CSE was CAD$4.09 per share. The Subordinate Voting Shares are also quoted for trading in the U.S. on the OTCQX under the symbol “VRNOF”. On July 6, 2023, the last reported sale price of our Subordinate Voting Shares on the OTCQX was $3.12 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the CSE, OTCQX or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 9 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell up to an aggregate of $1,000,000,000 of any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus or the applicable prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we nor any agent, underwriter or dealer, has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document, or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, references in this prospectus to “Verano,” “the Company,” “we,” “us” and “our” refer to Verano Holdings Corp.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Verano is a leading vertically integrated multi-state cannabis operator as one of the largest publicly traded multi-state operators in the U.S. by reported annual revenue for the year ended December 31, 2022. As an operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, our goal is to support the ongoing development of communal wellness by providing responsible access to regulated medical and adult-use cannabis products. All of the Company’s business, operating results, and financial condition relate to U.S. cannabis-related activities. As of July 5, 2023, through our subsidiaries and affiliates, we are licensed to conduct businesses in 14 states and actively operate business in 13 states, including 130 retail dispensaries, and 14 cultivation and processing facilities with over 1,000,000 square feet of cultivation capacity. We produce a wide variety of high-quality cannabis products sold under our portfolio of consumer brands, including Encore™, Avexia™, MÜV™, Savvy™, BITS™ and Verano™. We also design, build and operate branded retail environments including Zen Leaf™ and MÜV™ dispensaries that deliver a cannabis shopping experience in both medical and adult-use markets.

Notwithstanding the permissive regulatory environment of medical, and in some cases, also adult-use (i.e., recreational) cannabis, at the state level, it remains illegal under U.S. federal law to cultivate, manufacture, distribute, sell or possess cannabis in the U.S. Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. As a result of current federal law prohibitions, the U.S. cannabis industry is conducted on a state-by-state basis. To date, in the U.S. 38 states plus the District of Columbia and the U.S. territories of Puerto Rico, Guam and the U.S. Virgin Islands have authorized comprehensive medical cannabis programs, 23 states plus the District of Columbia and the U.S. territories of Guam and the Commonwealth of Northern Mariana Islands have authorized comprehensive programs for medical and adult-use (i.e., recreational) cannabis, and 10 states allow the use of low-THC and high-CBD products for specified medical uses. Verano operates within states where cannabis use, medical or both medical- and adult-use, has been approved by state and local regulatory bodies. Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company or any of its subsidiaries.

Our strategy is to vertically integrate as a single cohesive company in multiple states through the consolidation of seed-to-sale cultivating, manufacturing, distributing, and dispensing cannabis brands and products at scale. Our cultivation, processing and wholesale distribution of cannabis consumer packaged goods are designed to guarantee shelf space in our national retail dispensary chains, as well as to develop and foster long-term wholesale supply relationships with third-party retail operators. Our model includes geographic diversity by establishing a footprint to allow us to adapt to changes in both industry and market conditions.

Corporate Information

The headquarters of Verano is located at 415 North Dearborn Street, 4th Floor, Chicago, Illinois 60654. Verano’s Canadian registered office is located at 20th Floor, 250 Howe Street, Vancouver, British Columbia V6C 3R8. Verano’s telephone number is (312) 265-0730. Verano’s internet address is www.verano.com. The information contained on our website or connected to our website is not incorporated by reference into and should not be considered part of this prospectus.

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All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

General Description of Securities We May Offer

We may offer:

● Subordinate Voting Shares;

● debt securities, in one or more series, which may be senior debt securities or subordinated debt securities;

● warrants to purchase any of the other securities that may be sold under this prospectus;

● rights; and

● units.

Any offers by us may be made from time to time, at any time, and will be made in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking, if applicable;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important Canadian and U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

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This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding options to purchase additional securities, if any; and

●	the estimated net proceeds to us.

Subordinate Voting Shares. We may issue our Subordinate Voting Shares from time to time. The holders of Subordinate Voting Shares and our Class B proportionate voting shares, no par value (“Proportionate Voting Shares”), vote together as a single class, unless otherwise required by the Articles and Notice of Articles of the Company (the “Articles”) or applicable law. Each Subordinate Voting Share entitles the holder to one vote, whereas each Proportionate Voting Share entitles the holder to 100 votes. The required number of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast by the holders of Subordinate Voting Shares and Proportionate Voting Shares present or represented by proxy and entitled to vote on the resolution. Generally, all other matters to be voted on by shareholders must be approved by a majority of the votes cast by the holders of Subordinate Voting Shares and Proportionate Voting Shares present or represented by proxy and entitled to vote.

In the event of the liquidation, dissolution or winding-up of Verano, whether voluntary or involuntary, or in the event of any other distribution of assets of Verano to its shareholders for the purposes of winding up its affairs, the holders of Subordinate Voting Shares will be entitled to participate pari passu with the holders of Proportionate Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to the amount of such distribution per Proportionate Voting Share divided by 100; and each fraction of a Subordinate Voting Share will be entitled to the amount calculated by multiplying such fraction by the amount payable per whole Subordinate Voting Share.

Debt Securities. We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt from time to time. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our Subordinate Voting Shares. We may also issue debt securities upon the exercise of warrants or subscription rights.

Warrants. We may issue warrants for the purchase of Subordinate Voting Shares in one or more series. We may issue warrants independently or together with Subordinate Voting Shares, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Rights. We may issue rights to our shareholders to purchase shares of our Subordinate Voting Shares or other securities. In this Prospectus, we have summarized certain general features of the rights under “Description of Rights”. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of rights being offered.

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We may evidence each series of rights by rights certificates that we may issue under a separate rights agreement with a rights agent. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the rights agreements that describe the terms of the series of rights we are offering before the issuance of the related series of rights.

Units. We may offer units consisting of Subordinate Voting Shares and warrants in any combination. In this Prospectus, we have summarized certain general features of the units under “Description of Units”. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered.

We may evidence each series of units by unit certificates that we may issue under a separate unit agreement with a unit agent. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the unit agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 30, 2023 (the “Form 10-K”), which is incorporated in this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Subordinate Voting Shares could decline, and you might lose all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, documents incorporated by reference or deemed incorporated by reference, and any prospectus supplement contain or may contain “forward-looking information” and “forward-looking statements” within the meaning of United States and Canadian securities laws (together, “forward-looking statements”). All statements, other than statements of historical fact, made by the Company or its affiliates that address activities, events or developments that the Company or its affiliates expect or anticipate will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as “may,” “will,” “would,” “could,” “should,” “believes,” “assumes,” “estimates,” “projects,” “potential,” “possible” “expects,” “plans,” “intends,” “anticipates,” “targeted,” “continues,” “forecasts,” “designed,” “goal,” or the negative of those words or other similar or comparable words.

Such forward-looking statements are based on certain key expectations and assumptions, including, but not limited to, expectations and assumptions concerning:

●	our ability to obtain, maintain and renew regulatory approvals in all states and localities of its operations and planned operations on a timely basis;

●	government regulations, including future U.S. state and federal legislative and regulatory developments involving medical and adult-use cannabis and the timing thereof;

●	our outlook on our expansion and growth of business and operations;

●	our ability to achieve our goals, business plans and strategy;

●	our ability to access capital and obtain necessary financing to pursue our growth and business plans;

●	our operational results and other financial and business conditions and prospects;

●	the timing and completion of acquisitions and other commercial transactions;

●	the integration and operation of acquired businesses;

●	the timing and amount of capital expenditures;

●	the availability of equipment, skilled labor and services needed for cannabis operations;

●	demand, developments and trends in the medical and adult-use cannabis industry;

●	competition in the cannabis industry in the markets in which we operate or plan to operate;

●	the medical benefits, viability, safety, efficacy, and dosing of cannabis;

●	the size of the medical cannabis market and the adult-use cannabis market in each state;

●	conditions in general economic and financial markets; and

●	the impacts of the coronavirus (COVID-19) pandemic and future steps to be taken in response to COVID-19.

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Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then-current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

●	the impacts of economic uncertainty stemming from inflation, rising interest rates, supply shortages, changes in consumer and business confidence, political unrest and conflicts and disruptions in U.S. and global markets;

●	the impacts of COVID-19 on us, the U.S. and global markets;

●	our limited operating history;

●	reporting and regulatory requirements resulting from the fact that we are an SEC reporting company in addition to a public reporting company in Canada;

●	heightened scrutiny from Canadian government and regulatory authorities;

●	our outstanding indebtedness and potential future indebtedness;

●	reliance on management and the potential for fraudulent activity by employees, contractors and consultants;

●	uninsured or under insured losses;

●	potential product liability and recalls;

●	our reliance on the performance of our subsidiaries and affiliates;

●	our expansion-by-acquisition strategy;

●	the unconventional due diligence process in the cannabis industry;

●	the integration and operation of acquired businesses;

●	our lack of portfolio diversification;

●	existing competition and new market entrants;

●	the introduction of synthetic alternatives to cannabis products by pharmaceutical and other companies;

●	the immaturity of the cannabis industry and limited comparable, competitive and established industry best practices;

●	the availability of third-party suppliers, contractors and manufacturers, and availability of raw or other materials;

●	wholesale and retail price fluctuations;

●	rising or volatile energy costs;

●	public opinion and perception of the cannabis industry;

●	agricultural and environmental risks and the impacts of regulations on the cannabis industry and environmental protections;

●	the U.S. federal regulatory landscape and enforcement related to medical or adult-use cannabis, including political risks, civil asset forfeiture and regulation by additional regulatory authorities;

●	the difficulties cannabis businesses face accessing and maintaining banking or financial services due to federal regulations;

●	regulatory and political changes to U.S. state and local laws related to medical or adult-use cannabis, including political risks and regulation by additional regulatory authorities;

●	disparate state-by-state regulatory landscapes and licensing regimes for medical and adult-use cannabis;

●	the requirements to abide by anti-money laundering laws and regulations;

●	required public disclosure and governmental filings containing personal information of our officers, investors and other stakeholders;

●	the ability to, and constraints on, promoting and marketing cannabis products;

●	the potential limitations on our ability to enforce our contracts or any liens granted to it;

●	the ability to access capital markets and the availability of financing opportunities;

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●	the lack of access to federal bankruptcy protections in the U.S.;

●	limited intellectual property protection available for cannabis products and the potential infringement by third parties;

●	reliance on information technology systems, the potential disclosure of personal information of patients and customers and cybersecurity risks;

●	our elimination of monetary liability and the existence of indemnification rights against our directors, officers and employees under British Columbia law;

●	our dual class capital structure with Class A subordinate voting shares and Class B proportionate voting shares;

●	our shareholders’ limited participation in our affairs;

●	our expectation to not declare or pay out dividends;

●	our ability to refinance our indebtedness and the terms of any such refinancing;

●	litigation costs, including any damages, in connection with the pending Goodness Growth Holdings, Inc. litigation;

●	any determination of impairment to our assets;

●	the taxation of cannabis companies in the U.S.; and

●	other risks described in the Form 10-K, as more particularly described under the heading “Item 1A. Risk Factors” therein.

Although we believe that the expectations and assumptions on which forward-looking statements are based are reasonable at the time made, undue reliance should not be placed on the forward-looking statements, because no assurance can be given that they will prove to be correct. Forward-looking statements address future events and conditions, and thus involve inherent risks and uncertainties.

The cannabis industry involves risks and uncertainties that are subject to change based on various factors. The forward-looking statements contained herein concerning the cannabis industry and our general expectations concerning the cannabis industry are based on estimates prepared by us using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of the cannabis industry. Such data is inherently imprecise.

Consequently, all forward-looking statements made in this prospectus and our other documents are qualified by such cautionary statements and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on us. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required under applicable securities legislation.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

Under our Notice of Articles, our authorized share capital consists of an unlimited number of Subordinate Voting Shares and an unlimited number of Proportionate Voting Shares. Our Articles provide that the board of directors of Verano (the “Board”), subject to Section 54 of the Business Corporations Act (British Columbia) (“BCBCA”), may increase, reduce or eliminate the maximum number of shares that Verano is authorized to issue out of any class or series of shares or establish a maximum number of shares that Verano is authorized to issue out of any class or series of shares for which no maximum is established.

As of July 5, 2023, the issued and outstanding share capital of Verano consisted of: (i) 343,367,514.0738 Subordinate Voting Shares and (ii) nil Proportionate Voting Shares (collectively, the “Shares”).

Our issued and outstanding Subordinate Voting Shares and Proportionate Voting Shares are duly authorized, validly issued, fully paid and nonassessable.

Our Articles, which are attached to the registration statement of which this prospectus is a part, provide further information regarding our securities and qualify the summary under “Description of Share Capital” in its entirety.

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Subordinate Voting Shares

Dividend Rights. The holders of Subordinate Voting Shares are entitled to receive dividends payable in cash or property of Verano as may be declared thereon by the Board from time to time. The Board may not declare a dividend payable in cash or property on the Subordinate Voting Shares unless the Board simultaneously declares a dividend payable in cash or property on the Proportionate Voting Shares, in an amount per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 100.

Holders of fractional Subordinate Voting Shares will be entitled to receive any dividend declared on the Subordinate Voting Shares in an amount equal to the dividend per Subordinate Voting Share multiplied by the fraction thereof held by such holder.

Notice Rights. The holders of Subordinate Voting Shares are entitled to notice of and to attend and vote at any meeting of the shareholders of Verano, except a meeting of which only holders of another class or series of shares of Verano will have the right to vote.

Voting Rights. The holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held. The holders of Subordinate Voting Shares and Proportionate Voting Shares vote together as a single class, unless otherwise required by the Articles or applicable law. Each Subordinate Voting Share entitles the holder to one vote, whereas each Proportionate Voting Share entitles the holder to 100 votes. The required number of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast by the holders of Subordinate Voting Shares and Proportionate Voting Shares present or represented by proxy and entitled to vote on the resolution. Generally, all other matters to be voted on by shareholders must be approved by a majority of the votes cast by the holders of Subordinate Voting Shares and Proportionate Voting Shares present or represented by proxy and entitled to vote. Directors of Verano will be elected by a plurality of votes cast in the election of directors.

A special resolution consisting of at least two-thirds of the votes cast on the resolution by the holders of our Subordinate Voting Shares is required to alter or amend our Articles if the result of such alteration or amendment would prejudice or interfere with any right or special right attached to the Subordinate Voting Shares or affect the rights or special rights of the holders of Subordinate Voting Shares or Proportionate Voting Shares on a per share basis as provided for in the Articles.

There are no cumulative voting rights.

Other Rights and Preferences. Holders of Subordinate Voting Shares are not entitled to preemptive rights and are not subject to redemption or sinking fund provisions. There are no restrictions on the alienability of the Subordinate Voting Shares other than general restrictions under United States and Canadian securities laws.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of Verano, whether voluntary or involuntary, or in the event of any other distribution of assets of Verano to its shareholders for the purposes of winding up its affairs, the holders of Subordinate Voting Shares will be entitled to participate pari passu with the holders of Proportionate Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to the amount of such distribution per Proportionate Voting Share divided by 100; and each fraction of a Subordinate Voting Share will be entitled to the amount calculated by multiplying such fraction by the amount payable per whole Subordinate Voting Share.

Conversion Rights. Subject to approval by the Board, each Subordinate Voting Share may be converted at the option of the holder into such number of Proportionate Voting Shares as is determined by dividing the number of Subordinate Voting Shares being converted by 100.

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In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is required, pursuant to applicable securities legislation or the rules of any stock exchange on which the Proportionate Voting Shares or the Subordinate Voting Shares which may be obtained upon conversion of the Proportionate Voting Shares, may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies and not made to the holders of Subordinate Voting Shares for consideration per Subordinate Voting Share equal to or greater than 1/100th of the consideration offered per Proportionate Voting Share, then each Subordinate Voting Share will become convertible at the option of the holder of such Subordinate Voting Shares into Proportionate Voting Shares on the basis of 100 Subordinate Voting Shares for one Proportionate Voting Share, at any time while such offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. For the avoidance of doubt, fractions of Proportionate Voting Shares may be issued in respect of any amount of Subordinate Voting Shares in respect of which the Subordinate Voting Share conversion right is exercised which is less than 100.

Subdivision or Consolidation. The Subordinate Voting Shares may not be consolidated or subdivided unless the Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

Anti-Takeover Considerations. Certain provisions of our Articles, Canadian securities and corporate law and certain applicable cannabis regulations may have the effect of impeding the acquisition of control of the Company. These provisions of our Articles and Notice of Articles include the following:

● the Board may issue an unlimited number of Subordinate Voting Shares and Proportionate Voting Shares;

● shareholders of the Company may not call a meeting of the shareholders; however, under the BCBCA, shareholders may request a meeting to be called by the Board;

● any casual vacancy occurring in the Board may be filled by the directors; however, if the Company has no directors or fewer directors in office than the number set pursuant to our Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the Board;

● shareholders of the Company may only remove directors by a vote of at least two-thirds of the votes cast; and

● shareholders of the Company may act by written consent in respect of ordinary resolutions (as defined in the BCBCA) if such consent is signed by shareholders holding shares representing 2/3 of the issued and outstanding shares of the Company.

Transfer Agent

The transfer agent and registrar for our Subordinate Voting Shares is Odyssey Trust Company. The transfer agent’s address is 2155 Woodlane Drive, Woodbury, MN 55125.

Registration and Listing

Our Subordinate Voting Shares are registered pursuant to Section 12 of the Exchange Act and are listed on the CSE under the symbol “VRNO”. Our Proportionate Voting Shares are not registered pursuant to Section 12 of the Exchange Act and are not and will not be listed on any stock market or exchange.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in the applicable prospectus supplement or any applicable free writing prospectus, sets forth certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

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We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any debt securities offered by means of this prospectus will be issued under an indenture, as amended or supplemented from time to time (the “Indenture”), between us and such trustee as we may appoint.

General

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to debt securities offered by a prospectus supplement will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:

●	the specific designation of the debt securities; any limit on the aggregate principal amount of the debt securities; the maturity date or dates, if any, on which the debt securities will be payable;

●	the rate or rates (whether fixed or variable) at which the debt securities will bear interest, if any; the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the debt securities or the manner of determination of such record dates;

●	the terms and conditions under which we may be obligated to redeem, repay or purchase the debt securities pursuant to any sinking fund, mandatory redemption, or analogous provisions or at the option of the holder thereof;

●	the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

●	the covenants applicable to the debt securities;

●	the terms and conditions for any default;

●	the terms and conditions for any conversion or exchange of the debt securities for any other securities;

●	the terms of any original issue discount;

●	the extent and manner, if any, to which payment on or in respect of the debt securities of the series will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

●	whether the debt securities will be secured or unsecured;

●	whether the debt securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the Depositary for such registered Global Securities;

●	the denominations in which registered debt securities will be issuable, if other than denominations of $1,000 or any integral multiples of $1,000;

●	the terms and conditions, if any, upon which the Company will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities to any securityholder that is not a “United States person” for U.S. federal tax purposes;

●	any index, formula or other method used to determine the amount of payments of principal (and premium, if any) or interest, if any, on the debt securities; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on the debt securities.

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Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

If we denominate the purchase price of any of the debt securities in a currency or currencies (or a currency unit or units) other than the currency of the United States, or if the principal of and any premium and interest on any series of debt securities is payable in a currency or currencies (or a currency unit or units) other than the currency of the United States, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The terms on which a series of debt securities may be convertible into or exchangeable for Subordinate Voting Shares or other securities will be summarized in the applicable prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of Subordinate Voting Shares or other securities to be received by the holders of such series of debt securities would be subject to adjustment.

To the extent any debt securities are convertible into Subordinate Voting Shares or other securities, prior to such conversion the holders of such debt securities will not have any of the rights of holders of the securities into which the debt securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Each debt security will be represented by either one or more Global Securities registered in the name of a depositary or a nominee of such depositary as set forth in the applicable prospectus supplement. To permit registrations of transfers and exchanges, the trustee will authenticate debt securities pursuant to the terms and conditions of the Indenture.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Governing Law

We expect the Indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York, and if there is any change to the governing law, we will disclose such governing law in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Subordinate Voting Shares and may be issued in one or more series. Warrants may be issued independently or together with Subordinate Voting Shares offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. For the terms of a particular series of warrants you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

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General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

●	the title of such securities;

●	the offering price or prices and aggregate number of warrants offered;

●	the currency or currencies for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	the number of Subordinate Voting Shares purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	the terms of any rights to force the exercise of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special Canadian and U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the warrant certificate or in the notice of exercise associated therewith and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Governing Law

We expect any warrant agreement and the warrants will be governed by, and construed in accordance with, the laws of a province of Canada and the laws of Canada applicable therein, and if there is any change to the governing law, we will disclose such governing law in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders to purchase shares of our Subordinate Voting Shares or other securities. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

The applicable prospectus supplement will describe the terms of the rights in respect of which this prospectus is being delivered, including, where applicable, the following:

●	the date of determining the shareholders entitled to the rights distribution;

●	the aggregate number of our Subordinate Voting Shares or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

●	a discussion of any material or special Canadian and U.S. federal income tax consequences; and

●	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

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Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of our Subordinate Voting Shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Subordinate Voting Shares or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Governing Law

We expect any rights agreement and the rights will be governed by, and construed in accordance with, the laws of a province of Canada and the laws of Canada applicable therein, and if there is any change to the governing law, we will disclose such governing law in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a Current Report on Form 8-K if we offer units.

General

We may issue units comprised of Subordinate Voting Shares and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

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The provisions described in this section, as well as those described under “Description of Subordinate Voting Shares” and “Description of Warrants” will apply to each unit and to any Subordinate Voting Share or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Governing Law

We expect any units agreement and the units will be governed by, and construed in accordance with, the laws of a province of Canada and the laws of Canada applicable therein, and if there is any change to the governing law, we will disclose such governing law in the applicable prospectus supplement.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date of this registration statement, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (the “Tax Act”) to beneficial owners of Subordinate Voting Shares, and who at all relevant times, for purposes of the Tax Act: (i) hold their Subordinate Voting Shares as capital property; (ii) deal at arm’s length with the Company; and (iii) are not affiliated with the Company (each such person, a “Holder”). Generally, Subordinate Voting Shares will be considered to be capital property to the holder thereof provided that they are not held in the course of carrying on a business of buying and selling securities and have not been acquired in one or more transactions considered to be an adventure or concern in the nature of trade. Certain owners of Subordinate Voting Shares who are resident in Canada for purposes of the Tax Act and who might not otherwise be considered to hold their Subordinate Voting Shares as capital property may, in certain circumstances, be entitled to have their Subordinate Voting Shares and any other “Canadian security” (as defined in the Tax Act), owned by such holders in the taxation year in which the election is made, and in all subsequent taxation years, treated as capital property by making the irrevocable election permitted by Subsection 39(4) of the Tax Act. Owners of Subordinate Voting Shares should consult their own tax advisors regarding the potential application and consequences of this election in their particular circumstances.

This summary is not applicable to a Holder: (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) an interest in which is a “tax shelter investment” (as defined in the Tax Act); (iii) that is a “specified financial institution” (as defined in the Tax Act); (iv) that has made a “functional currency” election under section 261 of the Tax Act; (v) that has received, or receives, Subordinate Voting Shares upon the exercise of an employee stock option, settlement of a restricted stock unit or pursuant to any other employee compensation plan; (vi) that is a corporation resident in Canada and that is, or becomes (or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes), as part of a series of transactions or events, controlled by a non-resident person (or by a group of non-resident persons that do not deal at arm’s length with each other for purposes of the Tax Act) for the purposes of the “foreign affiliate dumping” rules in the Tax Act; (vii) that is a “substantive CCPC” within the meaning of the Tax Proposals; (viii) that has entered into, or enters into, a “derivative forward agreement” or “synthetic disposition arrangement” (each as defined in the Tax Act) with respect to its Subordinate Voting Shares; or (ix) that receives dividends on its Subordinate Voting Shares under, or as part of, a “dividend rental arrangement” (as defined in the Tax Act). Such Holders should consult their own tax advisors.

This summary also does not address the tax considerations applicable to holders of stock options, restricted stock units or any other equity-based compensation award. Such holders should consult their own tax advisors.

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This summary is based upon the provisions of the Tax Act and the regulations thereunder (the “Tax Regulations”) in force on the date of this registration statement and the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) publicly available prior to the date of this registration statement. This summary takes into account all specific proposals to amend the Tax Act and the Tax Regulations which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this registration statement (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in their current form. There can be no assurance that any of the Tax Proposals will be implemented in their current form or at all. Except for the Tax Proposals, this summary does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or action, or changes in the administrative policies or assessing practices of the CRA. In addition, this summary does not take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed in this registration statement.

For purposes of the Tax Act, all amounts (including amounts related to the acquisition, holding or disposition of Subordinate Voting Shares, such as dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars using the daily rate of exchange quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA. The amount of income, capital gains, losses and capital losses may be affected by changes in foreign currency exchange rates.

Verano is a Canadian corporation for purposes of the Tax Act. As referenced under “Certain U.S. Federal Income Tax Considerations,” Verano is also classified as a U.S. domestic corporations for United States federal income tax purposes, with related consequences and potential consequences to Verano and its shareholders. Accordingly, all Holders should review the discussion under “Certain U.S. Federal Income Tax Considerations,” and consult with their own tax advisors in this regard. For the purposes of the discussion of Canadian federal income tax considerations below, it has been assumed that Verano is and will be classified as a U.S. domestic corporation for United States federal income tax purposes at all relevant times. No legal opinion or tax ruling has been sought or obtained in this regard or with respect to any other assumptions made for purposes of this summary.

Assuming that the Subordinate Voting Shares qualify as capital property as described above, Holders of the Subordinate Voting Shares may be able to convert such shares into Proportionate Voting Shares on a tax-deferred basis, thus avoiding a disposition and an immediate capital gain or loss. The adjusted cost base of the converted Subordinate Voting Shares will become the cost of the Proportionate Voting Shares to the Holder.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to a Holder. The income or other tax consequences will vary depending on the particular circumstances of the Holder, including the province or provinces in which the Holder resides or carries on business. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal, business or tax advice or representations to any particular Holder. Moreover, no advance income tax ruling has been applied for or obtained from the CRA to confirm the tax consequences of any of the transactions described herein. Holders should consult their own legal and tax advisors for advice with respect to the tax consequences of the transactions described in this registration statement based on their particular circumstances.

Resident Shareholders

The following portion of this summary is generally applicable to a Holder who at all relevant times, for purposes of the Tax Act, is or is deemed to be resident in Canada (a “Resident Holder”).

Dividends on Subordinate Voting Shares

A Resident Holder generally will be required to include in computing its income for a taxation year any dividends received or deemed to be received on such Resident Holder’s Subordinate Voting Shares during such taxation year.

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In the case of a Resident Holder who is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules generally applicable to dividends received from “taxable Canadian corporations” (as defined in the Tax Act), including the enhanced gross-up and dividend tax credit if such dividends are designated as “eligible dividends” (as defined in the Tax Act) by Verano. There may be limitations on the ability of Verano to designate dividends as eligible dividends.

In the case of a Resident Holder that is a corporation, the amount of any taxable dividend received or deemed to be received on such Resident Holder’s Subordinate Voting Shares and included in the Resident Holder’s income for the taxation year generally will be deductible in computing the Resident Holder’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act may treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” (as defined in the Tax Act) or any other corporation resident in Canada controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), may be liable under Part IV of the Tax Act to pay an additional tax (refundable in certain circumstances) on dividends received or deemed to be received on the Subordinate Voting Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year. A Resident Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” (“CCPC”) (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act), including any dividends received or deemed to be received to the extent that such dividends are not deductible in computing the Resident Holder’s taxable income for the taxation year. Tax Proposals released on August 9, 2022 are intended to extend this additional tax and refund mechanism in respect of “aggregate investment income” to “substantive CCPCs” as defined in such Tax Proposals. The legislation for such Tax Proposals has yet to be released. Canadian Resident Holders that are corporations are advised to consult their own tax advisors regarding the possible implications of these Tax Proposals in their particular circumstances.

A Resident Holder may be subject to United States withholding tax on dividends received on the Subordinate Voting Shares (see “Certain U.S. Federal Income Tax Considerations”). Any United States withholding tax paid by or on behalf of a Resident Holder in respect of dividends received on the Subordinate Voting Shares by a Resident Holder may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Subordinate Voting Shares by a Resident Holder may not be treated as income sourced in the United States for these purposes. Resident Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any United States withholding tax applicable to dividends on the Subordinate Voting Shares.

Disposition of Subordinate Voting Shares

A disposition or deemed disposition of a Subordinate Voting Share by a Resident Holder (except to Verano, unless purchased by Verano in the open market in a manner in which shares are normally purchased by any member of the public in the open market) will generally result in the Resident Holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of such a Subordinate Voting Share are greater (or less) than the aggregate of the Resident Holder’s adjusted cost base of such a Subordinate Voting Share and any reasonable costs of disposition. For a description of the treatment of capital gains and capital losses, see “Certain Canadian Federal Income Tax Considerations — Resident Shareholders — Taxation of Capital Gains and Capital Losses” below.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year may generally be carried back and deducted in any of the three preceding taxation years, or carried forward and deducted in any subsequent taxation year, against net taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.

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In the case of a Resident Holder that is a corporation, the amount of any capital loss realized on a disposition or deemed disposition by the Resident Holder of a Subordinate Voting Share may be reduced by the amount of dividends received or deemed to have been received by it on such share (and, in certain circumstances, a share exchanged for such share), to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns such shares, or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that, throughout the relevant taxation year, is a CCPC (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act), including any taxable capital gains. Tax Proposals released on August 9, 2022 are intended to extend this additional tax and refund mechanism in respect of “aggregate investment income” to “substantive CCPCs” as defined in such Tax Proposals. The legislation for such Tax Proposals has yet to be released.

A Resident Holder may be subject to United States federal income tax on a gain realized on the disposition of a Subordinate Voting Share if Verano is classified as a United States real property holding corporation (“USRPHC”) under the Internal Revenue Code of 1986, as amended (the “Code”) (see “Certain U.S. Federal Income Tax Considerations”). United States federal income tax, if any, levied on any gain realized on a disposition of a Subordinate Voting Share may be eligible for a foreign tax credit under the Tax Act to the extent and under the circumstances described in the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Gains realized on the disposition of a Subordinate Voting Share by a Resident Holder may not be treated as income sourced in the United States for these purposes. Resident Holders should consult their own tax advisors with respect to the availability of a foreign tax credit, having regard to their own particular circumstances.

Alternative Minimum Tax

Capital gains realized and taxable dividends received or deemed to be received by a Resident Holder that is an individual (including certain trusts) may affect the Resident Holder’s liability to pay alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors with respect to the application of alternative minimum tax.

Eligibility for Investment

The Subordinate Voting Shares will be qualified investments for trusts governed by first home savings accounts (“FHSAs”), registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), registered education savings plans (“RESPs”), deferred profit sharing plans, registered disability savings plans (“RDSPs”) and tax-free savings accounts (“TFSAs”), (as those terms are defined in the Tax Act) provided that, on the date hereof, the Subordinate Voting Shares are listed on a “designated stock exchange” (as defined in the Tax Act), which currently includes the CSE.

Notwithstanding that the Subordinate Voting Shares may be qualified investments for a trust governed by a FHSA, TFSA, RDSP, RRSP, RRIF or RESP (each a “Plan”), a holder of a FHSA, TFSA or RDSP, an annuitant under an RRSP or RRIF or a subscriber of an RESP (each a “Plan Holder”) will be subject to a penalty tax if the Subordinate Voting Shares are a “prohibited investment” within the meaning of the Tax Act (as defined in subsection 207.01(1) of the Tax Act) for a Plan. The Subordinate Voting Shares will generally not be a “prohibited investment” for a trust governed by a Plan for purposes of the prohibited investment rules if the Plan Holder deals at arm’s length with the Company for purposes of the Tax Act and does not have a “significant interest” (within the meaning of subsection 207.01(4) of the Tax Act) in the Company. In addition, the Subordinate Voting Shares will not be a “prohibited investment” for a Plan if the Subordinate Voting Shares are “excluded property” (as defined in subsection 207.01(1) of the Tax Act) for such Plan.

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Non-Resident Shareholders

The following portion of this summary is generally applicable to a Holder who at all relevant times, for purposes of the Tax Act, (i) is not resident in Canada and is not deemed to be resident in Canada, (ii) does not use or hold, and is not deemed to use or hold, its Subordinate Voting Shares in, or in the course of carrying on, a business in Canada, (iii) is not a person who carries on an insurance business in Canada and elsewhere, (iv) is not an “authorized foreign bank” (as defined in the Tax Act), and (v) is not a “foreign affiliate” (as defined in the Tax Act) of a person resident in Canada at the end of the Holder’s taxation year in which the Effective Time occurs (a “Non-Resident Holder”).

Dividends on Subordinate Voting Shares

A Non-Resident Holder will be subject to Canadian withholding tax on the amount of any dividends paid or credited, or deemed to be paid or credited, to it on its Subordinate Voting Shares. Under the Tax Act, the rate of withholding is 25% of the gross amount of the dividend. The withholding rate may be reduced pursuant to the provisions of an applicable income tax treaty or convention. Under the Canada-United States Income Tax Convention (1980), as amended (the “Canada — US Tax Treaty”), the withholding rate on any such dividend beneficially owned by a Non-Resident Holder that is a resident of the United States for purposes of the Canada — US Tax Treaty and fully entitled to the benefits of such treaty is generally reduced to 15%. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of which Canada is a signatory, affects many of Canada’s bilateral tax treaties (but not the Canada-US Tax Treaty), including the ability to claim benefits thereunder. Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention. Certain Non-Resident Holders may be subject to United States withholding tax on dividends received on the Subordinate Voting Shares (see “Certain U.S. Federal Income Tax Considerations”).

Disposition of Subordinate Voting Shares

A Non-Resident Holder will not be subject to Canadian tax in respect of any capital gain realized on the disposition of its Subordinate Voting Shares unless such shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided the Subordinate Voting Shares are listed on a “designated stock exchange,” as defined in the Tax Act (which currently includes the CSE), at the time of disposition, a Subordinate Voting Share will generally only be “taxable Canadian property” of a Non-Resident Holder at that time if, at any time during the 60-month period immediately preceding the disposition, the following two conditions were met concurrently: (i) more than 50% of the fair market value of the Subordinate Voting Share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) and options in respect of, interests in, or for civil law rights in, any such properties whether or not the properties exist; and (ii) one or any combination of the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length or any partnership in which the Non-Resident Holder or persons with whom the Non-Resident Holder did not deal at arm’s length holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of Verano. A Subordinate Voting Share may also be deemed to be “taxable Canadian property” in certain other circumstances.

If the Subordinate Voting Shares are “taxable Canadian property” to a Non-Resident Holder and such Non-Resident Holder is not exempt from Canadian tax in respect of the disposition of such Subordinate Voting Shares pursuant to an applicable income tax treaty or convention, the tax consequences as described above under the headings “Certain Canadian Federal Income Tax Considerations — Resident Shareholders — Taxation of Capital Gains and Capital Losses” will generally apply. Non-Resident Holders whose Subordinate Voting Shares may constitute “taxable Canadian property” should consult their own tax advisors.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder or a Non-U.S. Holder (each as defined below) arising from the ownership and disposition of our Subordinate Voting Shares offered by this prospectus. Certain U.S. federal income tax considerations arising from the ownership and disposition of debt securities, Warrants, rights and units offered by this prospectus will be provided in the applicable prospectus supplement. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder or Non-U.S. Holder. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder or Non-U.S. Holder that may affect the U.S. federal income tax consequences to such holder (as discussed below), including specific tax consequences to a holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any holder. This summary is limited to U.S. federal income tax considerations, and does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, or non-U.S. tax consequences of the ownership and disposition of such Subordinate Voting Shares. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences of the ownership and disposition of Subordinate Voting Shares.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership and disposition of Subordinate Voting Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

This summary does not address the U.S. federal income tax consequences to any particular person of the ownership and disposition of Subordinate Voting Shares. Each holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences of the ownership and disposition of Subordinate Voting Shares.

Scope of This Disclosure

Authorities

This summary is based on the Code, proposed, final and temporary U.S. Treasury Regulations, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this registration statement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a prospective or retroactive basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Subordinate Voting Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

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Non-U.S. Holders

Also, for purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Subordinate Voting Shares who is neither a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.

Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax consequences of the ownership and disposition of Subordinate Voting Shares that are subject to special provisions under the Code, including holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own, Subordinate Voting Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquired Subordinate Voting Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Subordinate Voting Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding Subordinate Voting Shares; (i) are required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to Subordinate Voting Shares as a result of such item being taken into account in an applicable financial statement; or (j) acquired Subordinate Voting Shares by gift or inheritance. Holders that are subject to special provisions under the Code, including those holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the ownership and disposition of Subordinate Voting Shares.

If an entity or arrangement that is classified as a partnership (including any other “pass-through” entity) for U.S. federal income tax purposes holds Subordinate Voting Shares, the U.S. federal income tax consequences to such partnership and the partners (or owners) of such partnership of participating in the ownership and disposition of Subordinate Voting Shares generally will depend on the activities of the partnership and the status of such partners (or owners). This summary does not address the tax consequences to any such partnership or partner (or owner). Partners (or owners) of entities and arrangements that are classified as partnerships for U.S. federal, U.S. state and local, and non-tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of Subordinate Voting Shares.

U.S. Tax Classification of Verano

Pursuant to Section 7874(b) of the Code and the U.S. Treasury Regulations promulgated thereunder, notwithstanding that Verano has been organized under Canadian law, solely for U.S. federal income tax purposes, Verano is classified as a U.S. domestic corporation. Accordingly, Verano will be subject to a number of significant and complicated U.S. federal income tax consequences as a result of being treated as a U.S. domestic corporation for U.S. federal income tax purposes and will be subject to taxation both in Canada and the United States.

U.S. Tax Considerations Relevant to the Ownership and Disposition of Subordinate Voting Shares for U.S. Holders

Distributions

We do not currently anticipate paying distributions on our Subordinate Voting Shares. If Verano makes distributions with respect to a Subordinate Voting Share, the distributions generally will be treated as U.S. source dividends to a U.S. Holder of a Subordinate Voting Share to the extent of Verano’s current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed Verano’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Subordinate Voting Share, and thereafter as gain from the sale or exchange of that Subordinate Voting Share. Corporate U.S. Holders may be entitled to claim the dividends-received deduction with respect to dividends paid on the Subordinate Voting Shares, and such dividends may constitute qualified dividend income to individual U.S. Holders, subject in each case to applicable restrictions and eligibility requirements.

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Dividends on the Subordinate Voting Shares will not constitute foreign source income for U.S. foreign tax credit limitation purposes because Verano, even though organized as a Canadian corporation, will be treated as a U.S. corporation for U.S. federal income tax purposes, as described above under “— U.S. Tax Classification of Verano.” Therefore, a U.S. Holder may not be able to claim a U.S. foreign tax credit for any Canadian tax unless the U.S. Holder has sufficient other foreign source income. However, if the U.S. Holder has not elected to credit other foreign taxes during the same taxable year, the U.S. Holder should be able to take a deduction for such Canadian tax.

Sale, Exchange or Other Taxable Disposition of Subordinate Voting Shares

Upon the sale or other taxable disposition of a Subordinate Voting Share, U.S. Holders generally will recognize capital gain or loss equal to the difference between the amount realized by such holders on the disposition and their adjusted tax basis in such Subordinate Voting Share. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder held, or are treated as having held, such Subordinate Voting Share for more than one year as of the time of disposition. Long-term capital gains of individuals are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

To the extent a sale or other taxable disposition of the Subordinate Voting Shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder, such U.S. Holder may not be able to claim a U.S. foreign tax credit for any Canadian tax unless the U.S. Holder has sufficient other foreign source income. However, if the U.S. Holder has not elected to credit other foreign taxes during the same taxable year, the U.S. Holder should be able to take a deduction for such Canadian tax.

U.S. Tax Considerations Relevant to the Ownership and Disposition of Subordinate Voting Shares for Non-U.S. Holders

Distributions

If Verano makes distributions with respect to a Subordinate Voting Share, the distributions generally will be treated as dividends to a Non-U.S. Holder of a Subordinate Voting Share to the extent of Verano’s current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed Verano’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in the Subordinate Voting Share, and thereafter as gain from the sale or exchange of that Subordinate Voting Share.

Gain from the sale or exchange a Subordinate Voting Shares that is effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will be subject to tax at generally applicable U.S. federal income tax rates. A Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” on any such gain at a 30% rate (or lower applicable treaty rate).

Gain recognized by a Non-U.S. Holder who is an individual present in the United States for 183 days or more in the taxable year of disposition, and who meets certain other conditions, generally will be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their own tax advisors regarding possible eligibility for benefits under income tax treaties and the availability of U.S. source capital losses to offset any such gain.

Dividends paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount unless the Non-U.S. Holder is eligible for and properly claims a reduced rate of withholding under an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) will not be subject to U.S. withholding tax, unless Verano is classified as a USRPHC, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits (subject to certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

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Verano believes that it presently is not a USRPHC and it does not presently anticipate that it will become a USRPHC. However, if Verano is treated as a USRPHC, gain recognized by such holder on the sale, taxable exchange or other disposition of Subordinate Voting Shares will be subject to tax at generally applicable U.S. federal income tax rates if Verano is or has been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the Subordinate Voting Shares, and, in the case where the Subordinate Voting Shares are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of Subordinate Voting Shares at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the Subordinate Voting Shares. There can be no assurance that the Subordinate Voting Shares will be treated as regularly traded on an established securities market for this purpose. In addition, Verano may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. You are urged to consult your own tax advisors regarding the application of these rules.

Sale, Exchange or Other Taxable Disposition of Subordinate Voting Shares

A Non-U.S. Holder that disposes of its Subordinate Voting Shares in a taxable disposition generally will subject to the tax treatment described above in “— U.S. Tax Considerations Relevant to the Ownership and Disposition of Subordinate Voting Shares for Non-U.S. Holders — Distributions”.

Foreign Account Tax Compliance Withholding

Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding tax may apply to payments of gross proceeds from the disposition of stock made to such institutions and entities; however, proposed Treasury Regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from FATCA for gross proceeds.

Withholding under FATCA generally will not apply where such payments are made to (i) a foreign financial institution that undertakes, under either an agreement with the United States Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the United States Treasury, to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a non-financial foreign entity that either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner to the United States Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules. Investors should consult their tax advisors regarding this legislation and the regulations thereunder.

Information Reporting and Backup Withholding

Payments of dividends or of proceeds on the disposition of Subordinate Voting Shares to U.S. Holders may be subject to information reporting and backup withholding unless the U.S. Holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Non-U.S. Holders may be required to provide documentary evidence establishing they are not subject to information reporting and backup withholding. Payments of dividends to Non-U.S. Holders and the amount of U.S. federal withholding tax imposed on such dividends must generally be reported annually to the IRS. A similar report will be sent to Non-U.S. Holders. Copies of these reports may be made available to tax authorities in a holder’s country of residence.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus from time to time separately or together through any of the following methods:

●	to or through one or more underwriters or dealers in a public offering and sale by them;

●	directly to investors;

●	through agents;

●	through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through any combination of these methods of sale; or

●	in any manner, as provided in the applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the times of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Subordinate Voting Shares, which are listed on the CSE under the symbol “VRNO” and are also quoted for trading in the U.S. on the OTCQX under the symbol “VRNOF”. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended, or the “Securities Act”. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions of these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Any person participating in the distribution of Subordinate Voting Shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Subordinate Voting Shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Subordinate Voting Shares to engage in market-making activities with respect to our Subordinate Voting Shares. These restrictions may affect the marketability of our Subordinate Voting Shares and the ability of any person or entity to engage in market-making activities with respect to our Subordinate Voting Shares.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the Subordinate Voting Shares in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Subordinate Voting Shares originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the Subordinate Voting Shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities are expected to occur, they will be described in the applicable prospectus supplement.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by the Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

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To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Fasken Martineau DuMoulin LLP and Winston & Strawn LLP.

EXPERTS

The consolidated financial statements of Verano Holdings Corp. as of and for the year ended December 31, 2022 and December 31, 2020 incorporated in this prospectus by reference have been audited by Macias Gini & O’Connell LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Verano Holdings Corp. as of and for the year ended December 31, 2021 incorporated in this prospectus by reference from the Form 10-K have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Verano’s internet address is www.verano.com. Through this website, our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on our website is not part of the registration statement of which this prospectus is a part and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The Company also files reports, circulars, annual information statements, and other information regarding the Company with the securities regulatory authorities of Canada via the System for Electronic Document Analysis and Retrieval at www.sedar.com.

This prospectus is part of a registration statement on Form S-3 that we have filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any document are not necessarily complete. If a document has been filed as an exhibit to the registration statement, we refer you to the copies of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. In accordance with Rule 412 of the Securities Act, any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 19, 2023 February 8, 2023, February 9, 2023, February 16, 2023, February 24, 2023, March 2, 2023, March 27, 2023, March 31, 2023, May 18, 2023, May 25, 2023, June 1, 2023, June 5, 2023, June 6, 2023, June 12, 2023, June 14, 2023, June 22, 2023, June 29, 2023 and July 6, 2023;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023; and

●	the description of our Subordinate Voting Shares contained in the registration statement on Form 10, initially filed with the SEC on April 26 2022, as amended, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents incorporated by reference into this prospectus (including any exhibits that are specifically incorporated by reference in those documents) but not delivered at no cost upon written or oral request. Any such request can be made by contacting us at the following address or telephone number:

Verano Holdings Corp.

Attention: Corporate Secretary

415 North Dearborn Street, 4th Floor

Chicago, Illinois 60654

(312) 265-0730

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$1,000,000,000

VERANO HOLDINGS CORP.

Class A Subordinate Voting Shares
Debt Securities

Warrants
Rights

Units

PROSPECTUS

               , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered.

SEC registration fee	$110,200
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Transfer agent fees and expenses	(1)
Trustee fees and expenses	(1)
Printing and miscellaneous expenses	(1)
Total	(1)

(1)	The amount of securities and number of offerings are indeterminable, and accordingly, the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Business Corporations Act (British Columbia)

The Company is subject to the provisions of the BCBCA. In accordance with Section 160 of the BCBCA, Verano may indemnify an “Eligible Party” against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, an eligible proceeding (an “eligible penalty”) to which the Eligible Party is or may be liable. An “Eligible Party” means, in relation to a company, an individual who: (i) is or was a director or officer of such company; (ii) is or was a director or officer of another corporation at a time when such other corporation is or was an affiliate of such company or at the request of such company; or (iii) at the request of such company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity (together with the corporation referred to under (ii), the “associated corporations”), and, except in certain circumstances, his or her heirs and personal or other legal representatives of that individual. The Company may also after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an Eligible Party in respect of that proceeding. Expenses include costs, charges and expenses, including legal and other fees, but excluding judgments, penalties, fines or amounts paid in settlement of a proceeding. The Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the Eligible Party in respect of that proceeding if the Eligible Party: (a) has not been reimbursed for those expenses; and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. The Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an Eligible Party in respect of that proceeding, provided that the Company first receives from the Eligible Party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the following sentence, the Eligible Party will repay the amounts advanced. An “eligible proceeding” means a proceeding, including any legal proceeding or investigative action, whether current, threatened, pending or completed, in which an Eligible Party or any of the heirs and personal or other legal representatives of the Eligible Party, by reason of the Eligible Party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation: (1) is or may be joined as a party, or (2) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

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Notwithstanding the description above, the Company must not indemnify an Eligible Party or pay the expenses of an Eligible Party if: (a) in relation to the subject matter of the eligible proceeding, such Eligible Party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; (b) in the case of an eligible proceeding other than a civil proceeding, the Eligible Party did not have reasonable grounds for believing that the Eligible Party’s conduct in respect of which the proceeding was brought was lawful; (c) the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles, or (d) the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles.

If an eligible proceeding is brought against an Eligible Party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not indemnify the Eligible Party or pay the expenses of the Eligible Party in respect of the proceeding as aforesaid.

In any event, a court may, on the application of the Company or an Eligible Party: (i) order the Company to indemnify an Eligible Party against any liability incurred by the Eligible Party in respect of an eligible proceeding; (ii) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company; (iii) order the Company to pay some or all of the expenses incurred by an Eligible Party in respect of an eligible proceeding; (iv) order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining any such order pursuant to the BCBCA; or (v) make any other order the court considers appropriate.

The Company may purchase and maintain insurance for the benefit of an Eligible Party or the heirs and personal or other legal representatives or the Eligible Party against any liability that may be incurred by reason of the Eligible Party being or having been a director or officer of the Company, or holding or having held a position equivalent to that of a director or officer of the Company or an associated corporation.

The Company’s Articles

Under Part 20.2 of our Articles, and subject to the BCBCA, we must indemnify, and advance expenses to, our directors and former directors and their heirs and legal personal representatives against all eligible penalties to which they are or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such persons in respect of that proceeding. Each director is deemed to have contracted with us on the terms of the indemnity contained in our Articles.

Under Part 20.3 of our Articles, and subject to any restrictions in the BCBCA, we may indemnify any person.

Under Part 20.4 of our Articles, the failure of any director or former director of the Company to comply with the BCBCA or our Articles does not invalidate any indemnity to which he or she is entitled under our Articles.

Under Part 20.5 of our Articles, we may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (1) is or was our director, officer, employee or agent; (2) is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was our affiliate; (3) at our request, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (4) at our request, holds or held a position equivalent to that of a director, director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her by reason of having been a director, officer, employee or agent or person who holds or held such equivalent position.

D&O Insurance

The Company obtained directors and officers liability insurance (“D&O Insurance”) for the benefit of the Company’s directors and officers and intends to maintain D&O Insurance. D&O Insurance is insurance coverage intended to protect individuals from personal losses if they are sued as a result of serving as a director or an officer of a business or other type of organization. It can also cover the legal fees and other costs the organization may incur as a result of such a suit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

4.1	Articles of Verano Holdings Corp., dated February 11, 2021 (filed as Exhibit 3.1 to our Registration Statement on Form 10 filed on April 26, 2022 (File No. 000-56342) and incorporated herein by reference).

4.2	Notice of Articles of Verano Holdings Corp., dated February 11, 2021 (filed as Exhibit 3.2 to our Registration Statement on Form 10 filed on April 26, 2022 (File No. 000-56342) and incorporated herein by reference).

4.3*	Form of Subordinate Voting Shares Warrant Agreement and Warrant Certificate.

4.4*	Form of Rights Agreement.

4.5*	Form of Unit Agreement.

4.6**	Form of Indenture.

5.1**	Opinion of Fasken Martineau DuMoulin LLP

5.2**	Opinion of Winston & Strawn LLP

23.1**	Consent of Independent Registered Public Accounting Firm (Macias Gini & O’Connell LLP).

23.2**	Consent of Independent Registered Public Accounting Firm (Baker Tilly US, LLP).

23.3**	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).

23.4**	Consent of Winston & Strawn LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (included on signature page).

25.1***	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939

107**	Filing Fee Table

*	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.

**	Filed herewith.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 7th day of July, 2023.

VERANO HOLDINGS CORP.

By:	/s/ George Archos
Name:	George Archos
Title:	Chairman & Chief Executive Officer

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POWER OF ATTORNEY

The undersigned directors and officers of Verano Holdings Corp. hereby appoint George Archos and Darren Weiss, and each of them, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Archos	Chairman, Director & Chief Executive Officer	July 7, 2023
George Archos	(Principal Executive Officer)

/s/ Brett Summerer	Chief Financial Officer	July 7, 2023
Brett Summerer	(Principal Financial Officer)

/s/ Richard C. Tarapchak	Executive Vice President, Finance & Corporate Controller	July 7, 2023
Richard C. Tarapchak	(Principal Accounting Officer)

/s/ R. Michael Smullen	Director	July 7, 2023
R. Michael Smullen

/s/ Cristina Nuñez	Director	July 7, 2023
Cristina Nuñez

/s/ Lawrence Hirsh	Director	July 7, 2023
Lawrence Hirsh

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